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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SIMPSON MANUFACTURING CO., INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SIMPSON MANUFACTURING CO., INC.

4120 Dublin Blvd., Suite 400
Dublin, California 94568

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

        The annual meeting of stockholders of Simpson Manufacturing Co., Inc. (the "Company"), a Delaware corporation, will be held at 2:00 p.m., Pacific Standard Time, on March 31, 2003, at the Company's home office located at 4120 Dublin Blvd., Suite 400, Dublin, California, for the following purposes:

        1.    To elect two directors to the Company's Board of Directors, each to hold office for a three-year term and until his or her successor is elected and qualifies or until his or her earlier resignation or removal.

        2.    To consider and act upon a proposal to approve the Company's Executive Officer Cash Profit Sharing Plan.

        3.    To consider and act upon a proposal to approve an amendment to the Simpson Manufacturing Co., Inc. 1994 Stock Option Plan to limit to 150,000 the number of shares subject to a grant of stock options to any employee during a calendar year.

        4.    To consider and act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year.

        5.    To transact such other business as may properly come before the meeting.

        Only stockholders of record as of January 30, 2003, are entitled to notice of and will be entitled to vote at this meeting or any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS
Michael J. Herbert Secretary

Dublin, California
February 28, 2003

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOUR PROXY CAN BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED.

SIMPSON MANUFACTURING CO., INC.

4120 Dublin Blvd., Suite 400
Dublin, California 94568
February 28, 2003

PROXY STATEMENT

Solicitation and Voting of Proxies

        The accompanying proxy is solicited on behalf of the Board of Directors of Simpson Manufacturing Co., Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at the Company's home office located at 4120 Dublin Blvd., Suite 400, Dublin, California, on March 31, 2003, at 2:00 p.m., Pacific Standard Time, or any adjournment (the "Meeting"). Only holders of record of the Company's Common Stock at the close of business on January 30, 2003, will be entitled to vote at the Meeting. At the close of business on that date, the Company had 24,578,986 shares of Common Stock outstanding and entitled to vote. A majority, or 12,289,494, of these shares, present in person or by proxy at the Meeting, will constitute a quorum for the transaction of business. This Proxy Statement and the Company's Annual Report to Stockholders for the year ended December 31, 2002, are being mailed to each stockholder on or about February 28, 2003.

Revocability of Proxy

        A stockholder who has given a proxy may revoke it at any time before it is exercised at the Meeting, by (1) delivering to the Secretary of the Company (by any means, including facsimile) a written notice stating that the proxy is revoked, (2) signing and so delivering a proxy bearing a later date or (3) attending the Meeting and voting in person (although attendance at the Meeting will not, by itself, revoke a proxy). If, however, a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee confirming the stockholder's beneficial ownership of the shares to be voted.

Expenses of Proxy Solicitation

        The expenses of this solicitation of proxies will be paid by the Company. Following the original mailing of this Proxy Statement and other soliciting materials, the Company or its agents may also solicit proxies by mail, telephone or facsimile or in person.

Voting Rights

        The holders of the Company's Common Stock are entitled to one vote per share on any matter submitted to a vote of the stockholders, except that, subject to certain conditions, stockholders may cumulate their votes in the election of directors, and each stockholder may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder or may distribute such stockholder's votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder will be entitled, however, to cumulate votes (that is, cast for any nominee a number of votes greater than the number of votes that the stockholder normally is entitled to cast) unless the nominees' names have been placed in nomination prior to the voting and the stockholder gives notice at the Meeting prior to the voting of the stockholder's intention to cumulate the stockholder's votes. If any one stockholder gives such notice, all stockholders may cumulate their votes for nominees. In the election of directors, the nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected. Votes against a nominee and votes withheld have no legal effect.

        The Board of Directors expects all nominees named below to be available for election. In case any nominee is not available, the proxy holders may vote for a substitute. The Company knows of no specific matter to be brought before the Meeting that is not identified in the notice of the Meeting or this Proxy Statement. If, however, proposals of stockholders that are not included in this Proxy Statement are presented at the Meeting, the proxies will be voted in the discretion of the proxy holders. Regulations of the Securities and Exchange Commission permit the proxies solicited by this Proxy Statement to confer discretionary authority with respect to matters of which the Company is not aware a reasonable time before the Meeting. Accordingly, the proxy holders may use their discretionary authority to vote with respect to any such matter pursuant to the proxies solicited hereby.

        Directors will be elected at the Meeting by a plurality of the votes cast at the Meeting by the holders of shares represented in person or by proxy. Approval of Proposals Nos. 2, 3 and 4 will require the affirmative vote of a majority of the votes cast at the Meeting by the holders of shares represented in person or by proxy. Abstentions and broker nonvotes are counted as shares present for determination of a quorum but are not counted as affirmative or negative votes on any item to be voted upon and are not counted in determining the number of shares voted on any item.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of January 30, 2003, unless otherwise indicated, with respect to the beneficial ownership of the Company's Common Stock by (1) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (2) each director and director nominee, (3) each person currently serving as an executive officer of the Company named in the Summary Compensation Table (see "Executive Compensation" below), and (4) all current executive officers and directors of the Company as a group.

Name and, for Each 5% Beneficial Owner, Address	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Barclay Simpson(2) 4120 Dublin Blvd., Suite 400 Dublin, CA 94568	7,043,171	28.7%
Neuberger Berman, LLC(3) 605 Third Avenue New York, NY 10158	2,060,061	8.4%
Royce & Associates, Inc. and Royce Management Company(4) 1414 Avenue of the Americas New York, NY 10019	1,816,500	7.4%
Thomas J Fitzmyers(5)	487,436	2.0%
Stephen B. Lamson(6)	114,194	*
Donald M. Townsend(7)	32,806	*
Earl F. Cheit(8)	5,000	*
Peter N. Louras, Jr.(9)	6,000	*
Sunne Wright McPeak(10)	3,000	*
Barry Lawson Williams(11)	2,000	*
Michael J. Herbert	—	*
All current executive officers and directors as a group(12)	7,693,607	31.2%

*
Less than 1%

(1)
The information in this table is based upon information supplied by officers and directors, and, with respect to principal stockholders, statements on Schedule 13D or 13G filed with the Securities and Exchange Commission. Unless otherwise indicated below, the persons named in the table had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)
Includes 1,750 shares subject to options granted under the 1994 Stock Option Plan that are exercisable within 60 days.

(3)
Neuberger Berman, LLC ("Neuberger") is a registered investment advisor. In its capacity as investment advisor, Neuberger may have discretionary authority to dispose of or to vote shares that are under its management. As a result, Neuberger may be deemed to have beneficial ownership of such shares. Neuberger does not, however, have any economic interest in the shares. The clients are the actual owners of the shares and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such shares. Neuberger Berman Inc. owns

  100% of Neuberger and Neuberger Berman Management, Inc.. As of December 31, 2002, Neuberger had shared dispositive power with respect to 2,060,061 shares, sole voting power with respect to 4,175 shares and shared voting power with respect to 1,572,800 shares. With regard to the shared voting power, Neuberger Berman Management, Inc. and Neuberger Funds are deemed to be beneficial owners for purpose of section 13(d) of the Securities and Exchange Act of 1934, as amended, since they have shared power to make decisions whether to retain or dispose of the securities. Neuberger and Neuberger Berman Management, Inc. serve as sub-advisor and investment manager, respectively, of Neuberger Berman Genesis Fund Portfolio, which holds such shares in the ordinary course of its business and not with the purpose nor with the effect of changing or influencing the control of the issuer. The above-mentioned shares are also included with the shared power to dispose calculation.

(4)
Royce & Associates, Inc. ("RAI") beneficially owned an aggregate of 1,816,500 shares as of December 31, 2002. RAI had sole power to vote or direct the vote and to dispose or direct the disposition of these shares.

(5)
Includes 33,750 shares subject to options granted under the 1994 Stock Option Plan that are exercisable within 60 days.

(6)
Includes 18,750 shares subject to options granted under the 1994 Stock Option Plan that are exercisable within 60 days.

(7)
Includes 1,250 shares subject to options granted under the 1994 Stock Option Plan that are exercisable within 60 days.

(8)
Includes 5,000 shares subject to options granted under the Company's 1995 Independent Director Stock Option Plan that are exercisable within 60 days.

(9)
Includes 5,000 shares subject to options granted under the Company's 1995 Independent Director Stock Option Plan that are exercisable within 60 days.

(10)
Includes 2,500 shares subject to options granted under the Company's 1995 Independent Director Stock Option Plan that are exercisable within 60 days.

(11)
Includes 2,000 shares subject to options granted under the Company's 1995 Independent Director Stock Option Plan that are exercisable within 60 days.

(12)
Includes 70,000 shares subject to options exercisable within 60 days, including the options described in the above notes.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

        Barclay Simpson and Sunny Wright McPeak, whose terms as directors expire in 2003, have been nominated for re-election at the Meeting. The names of the Company's directors, and certain information about them, are set forth below. It is intended that shares represented by proxies in the accompanying form will be voted for Mr. Simpson and Ms. McPeak. Although the Board of Directors does not know whether any nominations will be made at the Meeting other than the nomination of Mr. Simpson and Ms. McPeak, if any nomination is made at the Meeting, or if votes are cast for any candidates other than those nominated by the Board of Directors, the persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors or for any particular nominees is not withheld) will have full discretion and authority to vote cumulatively and allocate votes among any of the nominees of the Board of Directors in such order as they may determine.

Name	Age	Director Since	Position
Barclay Simpson(4)	81	1956	Chairman of the Board and Director (term expiring in 2003)
Thomas J Fitzmyers	62	1978	President and Chief Executive Officer and Director (term expiring in 2005)
Stephen B. Lamson	50	1990	President and Chief Operating Officer of Simpson Strong-Tie Company Inc., and Vice President and Director (term expiring in 2004)
Earl F. Cheit(2)(3)(4)	76	1994	Director (term expiring in 2005)
Peter N. Louras, Jr.(1)(3)(4)	53	1999	Director (term expiring in 2004)
Sunne Wright McPeak(1)(2)(4)	54	1994	Director (term expiring in 2003)
Barry Lawson Williams(1)(2)(3)(4)	58	1994	Director (term expiring in 2005)

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

(3)
Member of the Nominating Committee

(4)
Member of the Growth Committee

Executive Officers

        Barclay Simpson, Thomas J Fitzmyers and Stephen B. Lamson are executive officers of the Company and are also directors and executive officers of subsidiaries of the Company. Michael J. Herbert, age 44, the Chief Financial Officer, Treasurer and Secretary of the Company and of subsidiaries of the Company, and Donald M. Townsend, age 56, a director and the Chief Executive Officer of the Company's subsidiary, Simpson Dura-Vent Company, Inc. ("Simpson Dura-Vent" or "SDV"), are also regarded as executive officers of the Company, because, by virtue of their roles in management, they perform policy-making functions for the Company.

Biographical Information

        Barclay Simpson has been the Chairman of the Board of Directors of the Company since 1994. He has been with the Company since its inception in 1956. Mr. Simpson also is a member of the Boards of Directors of Calender Robinson Insurance, the University Art Museum of the University of California at Berkeley, and the California College of Arts and Crafts and is active in other charitable and educational institutions.

        Thomas J Fitzmyers has served as President and a director of the Company since 1978, as the Chief Executive Officer and a director of Simpson Strong-Tie Company Inc. ("Simpson Strong-Tie" or "SST") since 1983 and as a director of Simpson Dura-Vent since 1982. He was appointed as the Company's Chief Executive Officer in 1994. Mr. Fitzmyers was employed by Union Bank from 1971 to 1978. He was a Regional Vice President when he left Union Bank to join the Company in 1978.

        Stephen B. Lamson has served as the President and Chief Operating Officer of Simpson Strong-Tie since 2000 and served as its Secretary from 1992 to 2000. Prior to that, he served as the Company's, SST's and SDV's Chief Financial Officer and Treasurer from 1989 to 2000 and as the Company's and SDV's Secretary from 1989 to 2000. Mr. Lamson has served as the Vice President of the Company since 2000. Mr. Lamson has served as a director of the Company since 1990, as a director of SST since 1992 and as a director of SDV since 1989. From 1980 to 1989, Mr. Lamson was with Coopers & Lybrand. He was an audit manager when he left that firm to join the Company in 1989.

        Earl F. Cheit is Dean and Edgar F. Kaiser Professor Emeritus, Haas School of Business, University of California, Berkeley. He was, until 2001, Chairman of the Board of YCI and Senior Advisor, Asia Pacific Economic Affairs, The Asia Foundation. He is a Trustee of Mills College and is a member of the Board of Trustees and founding Chairman of Cal Performances, the performing arts presenter and commissioner at UC Berkeley.

        Peter N. Louras, Jr.    is the Vice President for Strategic Planning at John F. Kennedy University in Orinda, California, having previously served on the University's Board of Regents for eight years. He retired as an executive of The Clorox Company in July 2000. He joined Clorox in 1980 and had been Group Vice President since May 1992. In this position, he served on Clorox's Executive Committee with overall responsibility for the company's international business activities and business development function, which handles all acquisitions and divestitures. Before joining Clorox, Mr. Louras, a certified public accountant, worked at Price Waterhouse in San Francisco. Mr. Louras is a member of the American Institute of CPAs and the Pennsylvania Institute of CPAs. He is currently a member of the Board of Directors of Dealer Fusion, a privately owned company, and sits on the boards of various not-for-profit organizations.

        Sunne Wright McPeak has served since 1996 as the President and Chief Executive Officer of the Bay Area Council, a business-sponsored organization founded in 1945 that promotes economic prosperity and environmental quality in the San Francisco Bay Area. From 1993 to 1996, she was the President and Chief Executive Officer of the Bay Area Economic Forum, a partnership of government, business, academic and foundation sectors of the nine San Francisco Bay Area counties. From 1979 through 1994, she served on the Board of Supervisors of Contra Costa County, including several terms as Chair. Her most recent term as Chair concluded in 1992. In addition, Ms. McPeak served as President of the California State Association of Counties and has been a member of the advisory boards of the Urban Land Institute and California State University, Hayward. She is currently a director of the California Foundation for the Environment and the Economy and the Bridge Housing Corporation.

        Barry Lawson Williams has been President of Williams Pacific Ventures Inc., a venture capital and real estate consulting firm, since 1987. He is a director of PG&E Corporation, CH2M HILL Companies, Ltd., USA Education, Inc. ("Sallie Mae"), Newhall Land and Farming Co. Inc.,

Northwestern Mutual Life Insurance Co., R.H. Donnelly & Co., Synavant and Kaiser Permanente. Mr. Williams was also a General Partner of WDG Ventures Inc., a California limited partnership, until 2002. He was interim President and Chief Executive Officer of the American Management Association International during 2001.

        Michael J. Herbert has served as the Company's and its subsidiaries Chief Financial Officer, Treasurer and Secretary since 2000. From 1988 to 2000 he held various financial management positions, with his last position as Director of Finance with Sun Microsystems, Inc.

        Donald M. Townsend has been employed by the Company since 1981 and has served as a director of Simpson Dura-Vent since 1984 and as its President and Chief Operating Officer since 1991. He has served as SDV's Chief Executive Officer since 1994. From 1984 to 1991, he was the Vice President and General Manager of SDV.

Nominating Committee

        The Nominating Committee is responsible for nominating candidates to the Board of Directors. This committee will consider nominees recommended by stockholders in writing prior to the meeting. Nominations for director from the floor will also be entertained at the meeting. The Nominating Committee was constituted on December 11, 2003, and held its first meeting on January 30, 2003.

Attendance at Meetings

        The Board of Directors held five meetings and its committees held a total of seven meetings in 2002 (including four meetings of the Audit Committee and three meeting of the Compensation Committee). Each director attended all of the meetings of the Board of Directors in 2002 and all of the meetings of the committees on which he or she served in 2002.

THE BOARD RECOMMENDS A VOTE "FOR" ELECTION OF BARCLAY SIMPSON AND SUNNE WRIGHT McPEAK, THE TWO NOMINEES FOR DIRECTOR AT THIS MEETING.

PROPOSAL NO. 2
APPROVAL OF THE COMPANY'S
EXECUTIVE OFFICER CASH PROFIT SHARING PLAN

        At the Meeting, the Company's stockholders will be asked to approve the Company's Executive Officer Cash Profit Sharing Plan (the "Plan"). The Board of Directors adopted the Plan on January 14, 2003.

        This Plan is designed to qualify as "performance-based compensation" under section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations thereunder (the "Code"). Under Code section 162(m), the Company may not deduct from its income for federal income tax purposes compensation paid to the Chief Executive Officer or any of the four other most highly compensated executive officers of the Company ("Covered Employees") to the extent that any of those persons receives more than $1,000,000 in any one year. If, however, the compensation is "performance-based" and is paid under a plan approved by the stockholders, the Company can deduct the compensation even to the extent that it exceeds $1,000,000 in a year. The Plan, when approved by the stockholders, will allow the Company to deduct incentive compensation to Covered Employees in excess of the $1,000,000 limitation.

        The Company's cash profit plan has been a part of the Covered Employees compensation package for over 25 years. See "Summary Compensation Table" and "Compensation Committee Interlocks and Insider Participation—Cash Profit Sharing Bonus Plan." Covered Employees will no longer participate in the Company's existing cash profit sharing bonus plan. The Plan will provide for bonuses for the Covered Employees on the same terms as have been available under the existing cash profit sharing bonus plan, but will enable the Company to deduct fully, for federal income tax purposes, bonuses paid to Covered Employees under the Plan. No award in excess of $2,500,000 will be paid, however, to any Covered Employee under the Plan in any year.

        The Company's Board of Directors has delegated the administration of the Plan to its Compensation Committee (the "Committee"), consisting of Peter N. Louras, Jr., Chairman, Sunne Wright McPeak and Barry Lawson Williams. The members of the Committee are (a) "non-employee directors," which means directors who satisfy the requirements established by the Securities and Exchange Commission for non-employee directors under Rule 16b-3, and (b) "outside directors," which means directors who satisfy the requirements established under Code section 162(m). Members of the Committee are appointed by the Company's Board of Directors for indefinite terms and may be removed by the Board of Directors at any time. The Committee has the sole discretion and authority to administer and interpret the Plan in accordance with Code section 162(m).

        The Committee will determine the amount of the award that each Covered Employee will be eligible to receive under the Plan each fiscal quarter. Awards will be based on a percentage of the amount by which net profits, as defined by the Compensation Committee of the Board of Directors, of the Company or a branch or subsidiary of the Company for a fiscal quarter exceed a qualifying level of net profits for the Company or such branch or subsidiary, respectively, for that fiscal quarter. Qualifying levels will be based on the value of net operating assets of the Company, the branch or the subsidiary, multiplied by a rate of return on those assets. Individual percentages will be based on job function. The Committee has discretion to reduce or eliminate any award under the Plan.

        The Committee may at any time amend the Plan, subject in some cases to the approval of the Company's stockholders, or terminate the Plan.

        Under present federal income tax law, participants will realize ordinary income equal to the amount of the award received in the year of receipt. The Company will receive a deduction for the amount constituting ordinary income to the participant if the Plan satisfies the requirements of Code section 162(m). As described above, Code section 162(m) limits the deductibility of compensation not based on performance that is paid to certain corporate executives. The Company's intends to adopt and administer the Plan in a manner that maximizes the deductibility of compensation by the Company under Code section 162(m).

        A copy of the Plan as it is proposed to be adopted is attached to this Proxy Statement as Exhibit A and is incorporated herein by this reference. The foregoing description of the Plan is qualified in its entirety by reference to Exhibit A attached hereto.

THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE SIMPSON MANUFACTURING CO., INC. EXECUTIVE OFFICER CASH PROFIT SHARING PLAN.

PROPOSAL NO. 3
APPROVAL OF AMENDMENT OF THE
SIMPSON MANUFACTURING CO., INC. 1994 STOCK OPTION PLAN

        At the Meeting, the Company's stockholders will be asked to consider and act on an amendment of the Simpson Manufacturing Co., Inc. 1994 Stock Option Plan (the "Option Plan") to limit to 150,000 the number of shares subject to a grant of stock options to any employee during a calendar year. The Board of Directors adopted this amendment to the Option Plan on October 21, 2002.

        The Board of Directors believes that the amendment of the Option Plan is in the best interests of the Company. The purpose of the limit on the number of shares subject to a grant of stock options is to comply with Code section 162(m), which allows deduction of compensation paid to any of specified executive officers in excess of $1,000,000. See Proposal No. 2 above.

        By affording selected employees and directors of and consultants to the Company and its subsidiaries the opportunity to buy shares of Common Stock of the Company, the Option Plan is intended to enhance the ability of the Company and its subsidiaries to retain the services of persons who are now employees, directors or consultants, to secure and retain the services of new employees, directors and consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its subsidiaries.

        The Company's Board of Directors has delegated the administration of the Option Plan to its Compensation Committee. The Committee administers the Option Plan (as its manager and not as its trustee) and determines (a) who will be granted options, (b) when and how each option will be granted, (c) whether an option will be an incentive stock option or a nonstatutory stock option, (d) the provisions of each option, including the time or times the option may be exercised, and (e) the number of shares for which an option is granted. The Committee also construes and interprets the Option Plan and the options granted under it and establishes, amends and revokes rules and regulations concerning the administration of the Option Plan.

        Participation in the Option Plan is open to employees and directors of and consultants to the Company or any of its subsidiaries who are selected by the Committee on the basis of their past and anticipated future contributions to the Company and its subsidiaries. A participant may be granted incentive stock options only if the participant is an employee of the Company, but any participant may be granted nonstatutory stock options. A participant who owns stock representing more than 10% of the voting power of all classes of stock of the Company or any of its affiliates may not be granted an option under the Option Plan unless the per share exercise price of that option is at least 110% of the fair market value of a share of Common Stock on the date of the grant and the option is exercisable for a period of not more than five years after the date of the grant.

        The terms of each option granted under the Option Plan are determined by the Committee and specified in the option granted to each participant. The date or dates on which each option becomes exercisable may be based on performance or other criteria, but no option may be exercised more than ten years from the date it is granted. The number of shares of Common Stock subject to an option under the Option Plan may be divided into periodic installments, with the option becoming exercisable ("vesting") during each installment period with respect to the shares allotted to that period. The vesting provisions may vary among options. At the discretion of the Committee, the terms of an option may permit an optionee to exercise the option before it vests. In such cases, however, the Company will have the right to repurchase from the optionee, at the exercise price, any shares purchased by exercising an unvested option. This repurchase right will lapse at a rate equivalent to the vesting rate, starting on the date the option is granted. If an optionee is allowed to purchase shares under an unvested option and later ceases to be an employee or director of or consultant to the Company or one of its subsidiaries, the Company will have 90 days from the date of such cessation to exercise its repurchase right.

        Several conditions apply to incentive stock options generally, in accordance with the Code. The exercise price of each incentive stock option must be at least 100% of the fair market value of the Common Stock on the date the option is granted. If a participant is granted an incentive stock option, the special federal income tax treatment accorded to incentive stock options (discussed below) will be available only if (a) the optionee does not sell the shares received on exercise of the option until at least two years after the option is granted and one year after its exercise, and (b) the optionee is an employee of the Company at all times during the period beginning on the date the option is granted and ending three months before the exercise of the option. In addition, to the extent that incentive stock options granted under the Option Plan or other plans of the Company and its affiliates that vest in any year allow an optionee to acquire Common Stock with a fair market value of more than $100,000, those incentive stock options are treated as nonstatutory stock options.

        The following options have been granted under the Option Plan to the following persons in the amounts and at the exercise prices indicated:

Name and Title of Person or Description of Group	Year	Number of Shares Subject to Option	Exercise Price Per Share		Expiration Date
Thomas J Fitzmyers President, Chief Executive Officer and Director	1993 1994 1994 1996 1997 1998 1999 2002	63,000 414,220 9,000 9,000 9,000 9,000 9,000 9,000	$1.82 5.75 5.13 11.50 16.66 18.72 21.88 32.90	(1)	3/04/01 5/25/01 2/14/02 1/1/04 1/1/05 1/1/06 1/1/07 1/1/10
Stephen B. Lamson President of Simpson Strong-Tie Company Inc., and Vice President and Director of the Company	1993 1994 1994 1996 1997 1998 1999 2002	63,000 41,096 5,000 5,000 5,000 5,000 5,000 6,000	1.82 5.75 5.13 11.50 16.66 18.72 21.88 32.90	(1)	3/04/01 5/25/01 2/14/02 1/1/04 1/1/05 1/1/06 1/1/07 1/1/10
Michael J. Herbert Chief Financial Officer, Treasurer and Secretary	2002	55,000	32.90	(1)	1/1/10
Donald M. Townsend President and Chief Executive Officer of Simpson Dura-Vent Company, Inc.	1993 1994 1994 1994 1996 1997 1999	12,444 3,104 71,790 15,000 15,000 5,000 5,000	1.82 1.82 5.75 5.13 11.50 16.66 21.88		3/04/01 3/04/01 5/25/01 2/14/02 1/1/04 1/1/05 1/1/07
Barclay Simpson Chairman of the Board	1994 1996 1997 1998 1999 2002	1,000 1,000 1,000 1,000 1,000 1,000	5.64 12.65 18.32 20.59 24.06 36.19	(1)	2/14/00 1/1/02 1/1/03 1/1/04 1/1/05 1/1/08
Current Executive Officers, as a Group	various	854,654	1.82-36.19		3/04/01- 1/1/10
Current Directors Who Are Not Executive Officers, as a Group	—	—	—		—
Employees and Consultants Who Are Not Executive Officers, as a Group	various	2,627,204	1.82-36.19		3/04/01- 1/01/10

(1)
The date of grant is to be determined by the Committee. Each option has a term of seven years from the date of grant except for Barclay Simpson's, which has a term of five years from the date of grant. The exercise price of each of these options is based on the market price of the Company's Common Stock on December 31, 2002.

        The closing market price of a share of Common Stock of the Company, as reported by the New York Stock Exchange on January 30, 2003, was $33.57.

        In general, on exercising an option granted under the Option Plan, the optionee must pay the exercise price in cash to the Company. The Committee may, in its absolute discretion, allow the optionee to pay the exercise price, either at the time the option is granted or when the optionee exercises it, by delivering shares of Common Stock to the Company, or according to a deferred payment arrangement, or in some other manner. If the Committee allows the optionee to defer payment for the exercise of an option, the optionee will be charged interest at least annually on the deferred amount at the minimum amount necessary to avoid characterization of any portion of the exercise price as interest under the Code or, if less, at the maximum rate permitted by law.

        The grant of a nonstatutory stock option under the Option Plan should not have any federal income tax consequences. On exercising a nonstatutory stock option, the optionee generally will recognize taxable ordinary income equal to the excess of (a) the fair market value of the shares of Common Stock purchased on such exercise, over (b) the option exercise price for those shares. The Company will generally be required to withhold tax from the optionee's regular or supplemental wages based on the amount of ordinary income that the optionee recognizes and will generally be entitled to a business expense deduction in that amount. To the extent provided in an option, the optionee may satisfy the withholding obligation by paying cash, by authorizing the Company to withhold shares from the shares the optionee would otherwise receive on exercising the option, or by delivering to the Company shares of the Company's Common Stock already owned by the optionee.

        When an optionee sells shares acquired by exercising a nonstatutory stock option, the optionee will recognize capital gain or loss equal to the difference between the selling price for those shares on such disposition, and the fair market value of the shares at the time the optionee exercises the option. If the optionee holds the shares for a year or more after exercising the nonstatutory option (not including the time the optionee holds the option before exercising it), any gain on the disposition of those shares will be characterized as long-term capital gain. An optionee's sale of shares acquired on exercise of a nonstatutory stock option has no tax consequences to the Company.

        The grant of an incentive stock option under the Option Plan generally has no federal income tax consequences to the optionee. Similarly, the optionee should not recognize any income on exercising an incentive stock option. The optionee will not recognize income with respect to an incentive stock option until the optionee sells the shares acquired on exercise of the option, at which time the optionee will generally recognize capital gain or loss equal to the difference between (a) the selling price for those shares on such disposition, and (b) the option exercise price for those shares. This federal income tax treatment is available, however, only if the optionee does not sell the shares acquired on exercise of an incentive stock option until at least two years after the option grant and at least one year after the option exercise. If an optionee sells the shares before holding them for the required period, the shares will be treated similarly to shares acquired through the exercise of a nonstatutory stock option. Accordingly, an optionee in the year of such sale generally would recognize as ordinary income the excess of the fair market value of the shares at the time the optionee exercises the option over the option exercise price for those shares, and would recognize as capital gain the excess, if any, of the selling price on the disposition over the fair market value of the shares at the time the optionee exercises the option. If an optionee sells the shares before holding them for the required period at a price less than fair market value of the shares at the time the optionee exercises the option, the amount of ordinary income recognized is the excess, if any, of the amount realized on the sale over the exercise price. In case of a disqualifying disposition, the Company generally can take a business expense deduction in an amount equal to the amount the optionee recognizes as ordinary income.

        Exercise of an incentive stock option may have implications with respect to alternative minimum tax ("AMT"). After calculating regular tax liability, a taxpayer must recalculate his or her tax liability by disallowing certain deductions or adding certain items to income to determine if he or she owes AMT. When calculating income for AMT purposes, an optionee must include in such income the excess of the fair market value of the shares at the time of exercise over the option exercise price, potentially resulting in federal tax of up to 28% on such amount.

        Net long-term capital gains of individuals are currently subject to a maximum marginal federal income tax rate of 20%, and the maximum marginal federal income tax rate on individuals' ordinary income is currently 38.6% (to be reduced to 35% by 2006). In addition, because an individual may deduct up to $3,000 of net capital losses in any year, it may be advantageous to characterize gain as long-term capital gain if the optionee has capital losses from other investments.

        If an optionee under the Option Plan ceases to be an employee or director of or consultant to the Company or one of its subsidiaries for a reason other than disability or death, the optionee may exercise an option he or she holds under the Option Plan, to the extent that such option is vested on the date of such cessation, at any time during the period ending on the earlier of (a) the 90th day after such cessation (or such longer or shorter period as is specified in the option, which must be at least 30 days), and (b) the date that the option expires. If the optionee does not exercise the option within that time, the option terminates and the optionee forfeits the right to exercise it. Any option or portion of an option that is not vested on the date the optionee ceases to be an employee or director of or consultant to the Company terminates on that date and cannot be exercised thereafter.

        If an optionee ceases to be an employee or director of or consultant to the Company or one of its subsidiaries because the optionee becomes disabled, the optionee may exercise an option granted to the optionee under the Option Plan, to the extent that such option is vested on the date of such cessation, within the period ending on the earlier of (a) the first anniversary of such cessation (or such longer or shorter period as is specified in the option, which must be at least six months), and (b) the date that the option expires. If the optionee does not exercise the option within that time, the option terminates and the optionee forfeits the right to exercise it. Any option or portion of an option that is not vested on the date the optionee ceases to be an employee or director of or consultant to the Company terminates on that date and may not be exercised thereafter.

        If an optionee under the Option Plan dies while serving as an employee or director of or consultant to the Company or one of its subsidiaries or within a period specified in the option after ceasing to be an employee, director or consultant, the optionee's estate or the person who inherits the option may exercise it, to the extent that the option is vested at the time of death, within the period ending on the earlier of (a) the 180th day after the first anniversary of the optionee's death (or such longer or shorter period as is specified in the option, which must be at least six months), and (b) the date that the option expires. If the option is not exercised within that time, it terminates and may not be exercised. Any option or portion of an option that has not vested at the date of death terminates on that date and may not be exercised.

        Notwithstanding the termination, disability or death of an optionee, the Committee may extend the expiration date of any outstanding option in circumstances in which it deems such action to be appropriate, but no such extension may extend the term of an option beyond the date of expiration of the term of such option as set forth in the option agreement.

        Options granted under the Option Plan may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the optionee during his or her lifetime, whether by operation of law or otherwise, other than by will or the laws of descent and distribution applicable to such optionee, or be made subject to execution, attachment or similar process, although the Committee may in its discretion at the time of approval of the grant of an option or thereafter permit an option to be transferred by an optionee to a trust or other entity established by the optionee for estate planning purposes, and may permit further transferability, or impose conditions or limitations on any permitted transferability. An option is otherwise exercisable during the lifetime of the person to whom the option is granted only by such person.

        The Committee may suspend or terminate the Option Plan at any time. Unless the Committee terminates it earlier, the Option Plan will terminate on May 28, 2012. No options will be granted under the Option Plan after it is terminated. Options outstanding when the Option Plan is terminated, however, may be exercised after the termination of the Option Plan, according to the vesting schedules of the options, until the end of the exercise period of the options as determined under the options. The Committee may amend the Option Plan at any time, subject in some cases to the approval of the Company's stockholders.

        The Option Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is not qualified under Code section 401(a).

        For an optionee under the Option Plan who is not an affiliate of the Company (that is, a director, executive officer or other person controlling, controlled by or under common control with the Company), there are no restrictions on the optionee's sale of the shares purchased on exercising an option under the Option Plan. If an optionee is an affiliate of the Company, shares of Common Stock that the optionee acquires on exercise of an option may not be sold unless the resale is registered under the Securities Act of 1933, as amended (the "Securities Act"), or the sale is made pursuant to an applicable exemption from registration, including pursuant to Rule 144 under the Securities Act. In general, under Rule 144 as currently in effect, an affiliate would be entitled to sell shares of Common Stock in brokers' transactions or transactions with "market makers" within any three-month period in an amount that does not exceed the greater of (a) one percent of the then outstanding shares of Common Stock and (b) the average weekly trading volume of the Common Stock on the New York Stock Exchange during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales under Rule 144 are also subject to certain notice requirements and the availability of current public information about the Company. The Company in its discretion may register for resale the shares of Common Stock that are subject to the Option Plan by filing a post-effective amendment to the registration statement on Form S-8 relating to the Option Plan to add a reoffer prospectus on Form S-3, after which resales of shares acquired on exercise of options under the Option Plan would no longer be subject to the limitations of Rule 144.

        A copy of the Option Plan as it is proposed to be amended is attached to this Proxy Statement as Exhibit B and is incorporated herein by this reference. The foregoing description of the Option Plan is qualified in its entirety by reference to Exhibit B attached hereto.

THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT OF THE SIMPSON MANUFACTURING CO., INC. 1994 STOCK OPTION PLAN.

PROPOSAL NO. 4
RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

        The Board of Directors has selected PricewaterhouseCoopers LLP as its principal independent accountants to audit the Company's financial statements for 2003, and the stockholders will be asked to ratify such selection. PricewaterhouseCoopers LLP has audited the Company's financial statements since prior to 1975. A representative from PricewaterhouseCoopers LLP will be present at the Meeting, will be given an opportunity to make a statement at the Meeting if he or she desires to do so, and will be available to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The table below provides information relating to compensation for the years ended December 31, 2002, 2001 and 2000, for the Chief Executive Officer and the other four most highly compensated executive officers of the Company, including the President and Chief Operating Officer of SST and the Chief Executive Officer of SDV (determined as of the end of 2002) (collectively, the "Named Executive Officers"). The amounts shown include compensation for services in all capacities that were provided to the Company and its subsidiaries.

SUMMARY COMPENSATION TABLE

Long-Term Compensation
						Awards		Payouts
Annual Compensation
							Securities Underlying Options/ SARs(#)(2)	LTIP Payouts($)
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation($)		Restricted Stock Awards($)			All Other Compensation($)(3)
Thomas J Fitzmyers, President and Chief Executive Officer of the Company	2002 2001 2000	281,424 281,424 273,230	1,405,522 1,102,348 1,404,860	50,197 109,149 —	(1) (1)	— — —	9,000 — —	— — —	30,000 25,500 25,500
Barclay Simpson, Chairman of the Board of the Company	2002 2001 2000	150,000 150,000 150,000	787,303 568,324 786,932	— — —		— — —	1,000 — —	— — —	22,500 22,500 22,500
Stephen B. Lamson, President and Chief Operating Officer of SST and Vice President of the Company	2002 2001 2000	185,400 185,400 180,000	819,823 662,307 861,247	— — —		— — —	6,000 — —	— — —	27,810 25,500 25,500
Michael J. Herbert Chief Financial Officer and Secretary of the Company	2002 2001 2000	164,440 159,650 103,333	297,350 226,531 86,430	— — —		— — —	55,000 — —	— — —	24,666 23,948 —
Donald M. Townsend, President and Chief Executive Officer of SDV	2002 2001 2000	193,728 188,085 182,607	359,510 302,679 410,091	13,815 13,815 13,412		— — —	— — —	— — —	29,059 25,500 25,500

(1)
Represents compensation related to the hire of an aircraft for use by Mr. Fitzmyers. The total cost to the Company for the aircraft, including Mr. Fitzmyers compensation, was approximately $415,000 in 2002.

(2)
Shares subject to outstanding stock options, which have exercise prices of $32.90 to $36.19 per share.

(3)
Represents contributions to the Company's profit sharing plan trusts for the accounts of the Named Executive Officers.

Employee Stock Options

        The tables below provide information regarding options to purchase shares of Common Stock granted and to be granted to the Named Executive Officers for the year ended December 31, 2002, under the Company's 1994 Stock Option Plan.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year
			Exercise or Base Price ($/share)(1)
Name				Expiration Date(2)
					0%($)	5%($)	0%($)
Thomas J Fitzmyers	9,000	1.8%	32.90	1/1/10	—	120,542	280,915
Barclay Simpson	1,000	0.2%	36.19	1/1/08	—	5,800	16,796
Stephen B. Lamson	6,000	1.2%	32.90	1/1/10	—	80,362	187,277
Michael J. Herbert	55,000	11.0%	32.90	1/1/10	—	736,648	1,716,704

(1)
The exercise price of each of these options is based on the market price of the Company's Common Stock on December 31, 2002.

(2)
The date of grant is determined by the Committee. Each option has a term of seven years from the date of grant except for Barclay Simpson's, which has a term of five years from the date of grant.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
DECEMBER 31, 2002, OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized($)(1)	Number of Securities Underlying Unexercised Options/SARs at December 31, 2002, (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at December 31, 2002, ($) Exercisable/ Unexercisable
Thomas J Fitzmyers	—	—	29,250/15,750	484,130/81,520
Barclay Simpson	1,000	13,478	1,250/1,750	13,651/7,496
Stephen B. Lamson	—	—	16,250/9,750	268,961/45,289
Michael J. Herbert	—	—	0/55,000	0/0
Donald M. Townsend	13,750	247,486	0/2,500	0/27,563

(1)
The value realized for option exercises is the aggregate fair market value of the Company's Common Stock on the date of exercise less the exercise price.

Equity Compensation Plan Information

        The following table sets forth certain information as of December 31, 2002, concerning (a) all equity compensation plans of the Company previously approved by the stockholders and (b) all equity compensation plans of the Company not previously approved by the stockholders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants & rights	(b) Weighted-average exercise price of outstanding options, warrants & rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	1,218,708	$24.62	4,709,670
Equity compensation plans not approved by stockholders	0	N/A	57,700	(1)
Total	1,218,708		4,767,370

(1)
As of December 31, 2002, the Company had reserved 100,000 shares of Common Stock for issuance as bonuses under its 1994 Employee Stock Bonus Plan, of which 42,300 shares were issued. On January 1, 2003, an additional 8,800 shares were issued under this plan.

Employee Stock Bonus Plan

        The Company maintains the 1994 Employee Stock Bonus Plan (the "Bonus Plan") whereby, for each ten years of continuous employment with the Company, each employee who does not participate in one of the Company's stock option plans receives a bonus of up to 200 shares of Common Stock and cash to compensate the employee for the additional income tax liability resulting from the bonus. The shares are issued in the year following the year in which they are earned. The stockholders have not been asked to approve the Bonus Plan.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Board of Directors of the Company comprises Peter N. Louras, Jr., the Chairman, Sunne Wright McPeak and Barry Lawson Williams, all independent directors of the Company. Mr. Louras, Ms. McPeak and Mr. Williams have no relationships with the Company or any of its subsidiaries other than as members of the Company's Board of Directors and certain committees of the Company's Board of Directors. Certain transactions to which Mr. Simpson, his affiliates and members of his family have been parties are described below.

Real Estate Transactions

        The Company, directly and through its subsidiaries, leases certain of its facilities from general partnerships (the "Partnerships") wholly or partly comprising current or former directors, officers, employees and stockholders of the Company and its subsidiaries. The Partnerships, their partners, the percentage interests of such partners in the Partnerships and the properties that the Partnerships lease, or previously leased and sold, to the Company or a subsidiary, are as follows:

Partnership	Partners (percentage interests)	Property Location
Simpson Investment Company ("SIC")	Barclay Simpson (77%), John B. Simpson (5%), Anne Simpson Gattis (5%), Jean D. Simpson (5%), Jeffrey P. Gainsborough (2%), Julie Marie Simpson (2%), Elizabeth Simpson Murray (2%) and Amy Simpson (2%)	San Leandro, California
Doolittle Investors
	Barclay and Sharon Simpson (25.51%), SIC (25.51%), Everett H. Johnston Family Trust (23.13%), Judy F. Oliphant, Successor Trustee of the Oliphant Family Revocable Trust Agreement Dated January 27, 1993 (Survivors Trust) ("Oliphant Trust") (20.61%), and Thomas J Fitzmyers (5.24%),	San Leandro, California
Columbus-Westbelt Investment Co.
	Barclay and Sharon Simpson (13.31%), Jeffrey P. Gainsborough (11.01%), Julie Marie Simpson (11.01%), Elizabeth Simpson Murray (11.01%) and Amy Simpson (11.01%), Everett H. Johnston Family Trust (5.54%), Oliphant Trust (5.54%), Tyrell T. Gilb Trust (5.54%), Doyle E. Norman (5.54%), Robert J. Phelan (5.54%), Richard C. Perkins Trust (5.48%), Stephen P. Eberhard (5.05%), Stephen B. Lamson (3.32%) and Thomas J Fitzmyers (1.10%),	Columbus, Ohio
Vacaville Investors	Everett H. Johnston Family Trust (49.90%), SIC (27.50%), Oliphant Trust (12.47%), Barclay and Sharon Simpson (4.57%), Richard C. Perkins Trust (4.43%) and Thomas J Fitzmyers (1.13%),	Vacaville, California
Vicksburg Investors	Everett H. Johnston Family Trust (41.17%), Barclay and Sharon Simpson (33.92%), Oliphant Trust (12.61%), Richard C. Perkins Trust (6.28%) and Thomas J Fitzmyers (6.02%)	Vicksburg, Mississippi

        Barclay Simpson is the managing partner of SIC, a general partnership of Mr. Simpson and his seven children. Everett H. Johnston, formerly a director and executive officer of the Company (now retired), is the managing partner of each Partnership other than SIC. Richard C. Perkins, Stephen P. Eberhard and Robert J. Phelan are officers of SST. Doyle E. Norman (retired) and Tyrell T. Gilb (deceased) formerly were employees of the Company. Sharon Simpson is Barclay Simpson's wife.

        Aggregate lease payments by the Company and its subsidiaries to the Partnerships in 2002, 2001 and 2000 were, and the terms of the leases will expire, as follows:

	Lease Payments
Partnership				Lease Expiration Date
	2002	2001	2000
SIC(1)	$—	$82,331	$197,594	(1)
Doolittle Investors	367,992	253,080	253,080	12/31/09
Columbus Westbelt Investment Co.	626,328	626,328	592,381	9/30/05
Vacaville Investors	452,736	438,898	437,640	11/30/07
Vicksburg Investors (2)	385,356	368,543	367,013	11/30/03(2)

(1)
In January 2001, the Company exercised its option to purchase the property leased from SIC. The transaction closed in June 2001.

(2)
The Company no longer occupies this facility.

        The leases with the Partnerships are expected to continue until the expiration of the respective terms of the leases, and they may be renewed. The Company's future rent obligations under the continuing leases are expected to be consistent with the rents paid in 2002, subject to adjustments as provided in certain of the leases.

        If and when any lease is proposed to be amended or renewed or any property subject to any lease is proposed to be purchased by the Company, the Company will enter into such transaction only with the approval of a majority of the directors of the Company who are not employees or officers of the Company and who are not partners of any of the Partnerships and only after such directors satisfy themselves that such transaction will be fair, just and reasonable as to the Company, beneficial to the Company and on terms reasonably consistent with the terms available from unrelated parties in similar transactions negotiated at arm's length.

        The Company does not intend in the future to lease from any of the Partnerships or any other entities controlled by any of its directors, officers or employees any facilities that are not on or adjacent to the property subject to the existing leases.

Purchase of Artwork

        In January 2003, the Company purchased artwork from Barclay Simpson Fine Arts (an art gallery owned by Barclay Simpson) for approximately $90,000. This artwork decorates the Company's home office in Dublin, California. The independent members of the Board of Directors approved this purchase after a review of an independent appraisal.

Cash Profit Sharing Bonus Plan

        The Company maintains a cash profit sharing bonus plan for the benefit of employees of the Company and its subsidiaries. Beginning in 2003, this bonus plan will no longer be available to officers who participate in the Executive Officer Cash Profit Sharing Plan. See Proposal No. 2 above. The Company may change, amend or terminate this bonus plan at any time. Under this bonus plan as currently in effect, the Compensation Committee of the Board of Directors determines a "qualifying level" for the coming fiscal year for the Company, SDV and each qualifying branch of SST. The qualifying level is equal to the value of the net operating assets (as defined) of the Company, SDV or the respective branch of SST, multiplied by a rate of return on those assets. If profits exceed the qualifying level in any fiscal quarter, a portion of such excess profits is distributed to the eligible employees as cash bonuses. Prior to 2003, the percentage of excess profits distributed and the rates used to calculate the amounts to be distributed to the Named Executive Officers were determined by the Compensation Committee of the Board of Directors. The percentage of excess profits distributed and the rates used to calculate the amounts to be distributed to all other participants were and are determined by the executive officers. The failure to earn a cash bonus in any given quarter does not affect the ability to earn a cash bonus in any other quarter. Amounts paid under this bonus plan aggregated $27.3 million, $16.4 million and $18.6 million in 2002, 2001 and 2000, respectively, the amounts of which paid to Named Executive Officers in 2002, 2001 and 2000 are shown in the Summary Compensation Table above.

1994 Stock Option Plan

        By affording selected employees and directors of and consultants to the Company and its subsidiaries the opportunity to buy shares of Common Stock of the Company, the Simpson Manufacturing Co., Inc. 1994 Stock Option Plan (the "Option Plan") is intended to enhance the ability of the Company and its subsidiaries to retain the services of persons who are now employees, directors or consultants, to secure and retain the services of new employees, directors and consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its subsidiaries. The Option Plan was adopted by the Company's Board of Directors and approved by the Company's stockholders prior to the Company's initial public offering in 1994. It was amended in 1997, 2000 and 2002 with stockholder approval. No more than 8,000,000 shares of Common Stock may be sold (including shares already sold) pursuant to all options granted under the Option Plan. Common Stock sold on exercise of options granted under the Option Plan may be previously unissued shares or reacquired shares, bought on the market or otherwise. Options to purchase 19,000 and 14,000 shares of Common Stock were granted pursuant to commitments made related to the preceding fiscal years under the Option Plan in 2001 and 2000, respectively, and options to purchase 499,500 shares of Common Stock, out of a possible 603,500 shares, were committed to be granted in 2002. Options granted under the Option Plan to Named Executive Officers in 2002 are shown in the Summary Compensation Table above. No options were committed to be granted under the Option Plan to Named Executive Officers in 2001 and 2000. See "Proposal No. 3" above.

Profit Sharing Plans

        The Company's subsidiaries maintain defined contribution profit sharing plans for their U.S. based salaried employees (the "Salaried Plan") and for U.S. based nonunion hourly employees (the "Hourly Plan"). An employee is eligible for participation in a given year if he or she is an employee on the first and last days of that calendar year and completes at least 1,000 hours of service during that calendar year for the Salaried Plan or 750 hours of service during that calendar year for the Hourly Plan. As of December 31, 2002, there were 433 participants in the Salaried Plan and 583 participants in the Hourly Plan. Under the Salaried Plan and the Hourly Plan, the Board of Directors may authorize contributions to the plan trusts in their exclusive discretion. Contributions to the plan trusts by the Company's subsidiaries are limited to the amount deductible for federal income tax purposes under Code section 404(a). Barclay Simpson and Michael J. Herbert, who are Named Executive Officers of the Company, are trustees of the plan trusts. Mr. Simpson and Mr. Herbert are also participants in the Salaried Plan. The amounts contributed by the Company for their accounts in 2002, 2001 and 2000 are shown in the Summary Compensation Table above. Certain of the Company's foreign subsidiaries maintain similar plans for their employees.

Compensation of Directors

        The Company's directors who do not receive compensation as officers or employees of the Company are each paid an annual retainer of $10,000 and a fee of $1,000 for attending in person each meeting of the Board of Directors and for attending in person each meeting of any committee held on a day when the Board of Directors does not meet. Each outside director is also paid $500 for each committee meeting he or she attends in person on the same day as a Board of Directors meeting and for each Board of Directors meeting attended by telephone conference. Beginning in 2003, the annual retainer has been increased to $20,000 and the fee for attending in person each meeting of the Board of Directors has been increased to $2,000. Directors are also reimbursed for expenses incurred in connection with their attendance at Board of Directors and committee meetings.

1995 Independent Director Stock Option Plan

        The Simpson Manufacturing Co., Inc. 1995 Independent Director Stock Option Plan (the "Independent Director Plan") was adopted by the Board of Directors and approved by the stockholders in 1995 and was amended by the Board of Directors in 1997 and 2002. The stockholders approved the 2002 amendment. The purpose of the Independent Director Plan is to give independent directors of the Company an opportunity to buy shares of Common Stock of the Company, to encourage independent directors in their efforts on behalf of the Company and to secure their continued service to the Company. Options to purchase 4,000 shares of Common Stock were committed to be granted under the Independent Director Plan in 2002. No options to purchase shares of Common Stock were granted under the Independent Director Plan in 2001 and 2000.

Report of the Audit Committee of the Board of Directors

        The Audit Committee of the Board of Directors (the "Audit Committee") is responsible for financial and accounting management. Its policies and practices are described as follows:

        Composition.    The Audit Committee is composed of three independent directors, as defined by the New York Stock Exchange rules, and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Barry Lawson Williams, Chairman, Earl F. Cheit and Sunne Wright McPeak.

        Responsibilities.    The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as the Company's independent accountants. Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report theron. The Audit Committee's responsibility is to oversee these processes.

        Review with Management and Independent Accountants.    The Audit Committee met four times in 2002 and has held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

        The Company's independent accountants also provided the Audit Committee the written disclosures and the letter required by Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with the independent accountants, PricewaterhouseCoopers LLP, that firm's independence. On that basis, the Audit Committee believes that PricewaterhouseCoopers LLP is independent.

        Summary.    Based upon the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representations of management, and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual

Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission. The Audit Committee believes that it has satisfied its responsibilities under its charter.

Audit Committee
Barry Lawson Williams, Chair Earl F. Cheit Sunne Wright McPeak

Audit and Related Fees

        Audit Fees.    For professional services for the audit of Company's annual consolidated financial statements for 2002 and the review of the consolidated financial statements included in the Company's Forms 10-Q for 2002, PricewaterhouseCoopers LLP billed the Company an aggregate of approximately $314,000.

        Financial Information Systems Design and Implementation Fees.    PricewaterhouseCoopers LLP billed no fees to the Company for financial information systems design and implementation for 2002.

        All Other Fees.    For all other services rendered by PricewaterhouseCoopers LLP for 2002, including income tax preparation and consultation and for statutorily required reviews in certain locations outside the U.S. where the Company has operations, PricewaterhouseCoopers LLP billed the Company an aggregate of approximately $363,000.

        The Audit Committee has determined that the fees for services rendered were compatible with maintaining PricewaterhouseCoopers LLP's independence.

Report of the Compensation Committee and Board of Directors on Executive Compensation

        The Compensation Committee of the Board of Directors is responsible for the development and review of the Company's compensation policy for all of the salaried employees, including compensation in the form of stock options. Until July 2002, compensation in the form of stock options was the responsibility of the 1994 Stock Option Plan Committee. The overall philosophy of the Company's compensation program is to provide a high degree of incentive to employees by creating programs that reward achievement of specific profit goals. The Company believes that these incentive programs based on profit targets are best suited to align the interests of employees and stockholders. Historically, the Company has not had any special plans for the executive officers as a means of creating a sense of unity and cooperation among the its employees. If Proposal No. 2 is approved, the Executive Officer Cash Profit Sharing Plan will be implemented for the Named Executive Officers, to comply with Code section 162(m) and allow the Company to deduct compensation paid to such officers in excess of $1,000,000 per year. The Executive Officer Cash Profit Sharing Plan is in all respects the same as the cash profit sharing bonus plan. The four elements of the Company's compensation plan for most salaried employees and all officers are base salary, a profit sharing retirement plan, a cash profit sharing bonus plan and the Option Plan.

        The Compensation Committee has not performed any recent salary surveys, but based on surveys in prior years and recent raises, it believes the base salaries for the Chief Executive Officer and other executive officers are competitive when compared to similar companies. Barclay Simpson, Thomas J Fitzmyers and Stephen B. Lamson did not receive an increase in salary in 2002. Michael J. Herbert and Donald M. Townsend received an increase in salary of 3% in 2002.

        All U.S. based salaried employees, including the Chief Executive Officer and other executive officers, participate in the profit sharing plan in proportion to their salaries, but subject to limitations under applicable provisions of ERISA. For 2002, 15% of all U.S. based salaried employees' base pay will be contributed to the profit sharing plan subject to the limitations of applicable law. In 2002, Thomas J Fitzmyers, President and Chief Executive Officer, was subject to a contribution limit under applicable law; the Company's contribution to the profit sharing plan for his account was $30,000.

        Most salaried employees, except those on commission programs, participate in one of the Company's quarterly cash profit sharing bonus plans. Annually, the Compensation Committee establishes an acceptable range of participation in the profits in excess of the qualifying level to be distributed as cash bonuses for each profit center. The Compensation Committee also approves the specific percentages to be distributed to the Chief Executive Officer and other executive officers. The executive officers determine the specific percentages for distributions to all other participating employees. Historically, the percentage of profits in excess of the qualifying level distributed under these plans has not changed substantially from year to year. Employees with higher levels of responsibility typically receive higher proportions of the cash profit sharing for their profit center. In 2002, the Chief Executive Officer received 499% of his base salary in cash profit sharing bonuses. Because the cash profit sharing bonus plan is (and the Executive Officer Cash Profit Sharing Plan will be) based on a return on net operating assets, and not subjectively determined, the Compensation Committee believes such plans provide substantial incentive to all participating employees, not only the Company's officers.

        The Compensation Committee believes an option plan is most effective if options are granted to all participants on an objective rather than subjective basis. Therefore, under the Option Plan, participants are granted options if Company-wide and profit center operating goals are met. The Compensation Committee establishes these goals at the beginning of the year. The Compensation Committee also believes that option plans with broad based participation are most effective. The Compensation Committee determines each year the employees who are eligible to participate in the Option Plan, based on job responsibilities and contributions made to the Company. At present, approximately one quarter of the Company's salaried employees participate in the Option Plan. The Compensation Committee determines the number of options to be granted under the Option Plan. In determining the potential grants, the Compensation Committee considers previous stock and option awards, current options owned, job responsibilities and contributions to the Company. These same considerations apply to option grants to the Chief Executive Officer and other executive officers. Because of the responsibilities of the Chief Executive Officer and the other executive officers, their stock option grants are generally higher than those of other participants who also achieve their goals. Most of the operating goals were met in 2002 and, accordingly, options to purchase 499,500 shares of Common Stock, out of a possible 603,500 shares, were committed to be granted in 2002.

        In 1995, the Company adopted the Independent Director Plan to give the outside members of the Board of Directors an opportunity to buy shares of Common Stock of the Company. The Independent Director Plan is administered by the Board of Directors (as its manager and not as its trustee) and determines which persons are eligible to be granted options. The Board of Directors believes this kind of option plan is most effective if options are granted to outside directors on an objective basis. Therefore, the Board of Directors determines the number of shares subject to options that they believe will be an appropriate incentive to be granted when an outside director becomes a member of the Board of Directors and if Company-wide operating goals, established by the Compensation Committee at the beginning of the year, are met. These operating goals were met in 2002 and, accordingly, an option to purchase 1,000 shares was committed to be granted to each outside director.

Compensation Committee
Peter N. Louras, Jr., Chair Sunne Wright McPeak Barry Lawson Williams

Company Stock Price Performance

        The graph below compares the cumulative total stockholder return on the Company's Common Stock from December 31, 1997, through December 31, 2002, with the cumulative total return on the S & P 500 Index and the Dow Jones Building Materials Index over the same period (assuming the investment of $100 in the Company's Common Stock and in each of the indices on December 31, 1997, and reinvestment of all dividends).

SIMPSON MANUFACTURING CO., INC.
Comparison of Cumulative Total Return
December 31, 1997, to December 31, 2002

Historical returns are not necessarily indicative of future performance.

OTHER BUSINESS

        The Board of Directors does not presently intend to bring any other business before the Meeting and, so far as is known to the Board of Directors, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

DISCLAIMER REGARDING INCORPORATION BY REFERENCE OF THE REPORTS OF THE AUDIT AND COMPENSATION COMMITTEES AND THE STOCK PRICE PERFORMANCE GRAPH

        THE INFORMATION SHOWN IN THE SECTIONS ENTITLED "REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS," "REPORT OF THE COMPENSATION COMMITTEE AND BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION" AND "COMPANY STOCK PRICE PERFORMANCE" SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY INCORPORATES THIS INFORMATION BY SPECIFIC REFERENCE, AND SUCH INFORMATION SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

STOCKHOLDER PROPOSALS

        Stockholder proposals for inclusion in the proxy statement and form of proxy relating to the Company's 2004 Annual Meeting of Stockholders must be received by the Company a reasonable time before the Company's solicitation is made, and in any event not later than October 31, 2003.

BY ORDER OF THE BOARD

Michael J. Herbert
 Secretary

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOUR PROXY CAN BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED.

EXHIBIT A

SIMPSON MANUFACTURING CO., INC.
EXECUTIVE OFFICER CASH PROFIT SHARING PLAN

Purpose

        The purpose of this Plan is to recognize outstanding effort and achievement by executive officers of Simpson Manufacturing Co., Inc. and its subsidiaries (together, the "Company"). The Plan is intended to provide qualified performance-based compensation in accordance with section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations thereunder (the "Code").

Committee

        The Plan shall be administered by a Compensation Committee (the "Committee") of the Board of Directors of the Company. The Committee shall consist of at least two outside directors of the Company who satisfy the requirements of Code section 162(m). The Committee shall have the sole discretion and authority to administer and interpret the Plan in accordance with Code section 162(m).

Covered Employees

        The chief executive officer and the four highest compensated officers for the taxable year (other than the chief executive officer), as determined by the Committee pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934, are eligible to receive awards under the Plan.

Amount of Award

        The Committee will determine the amount of the award that each covered employee will be eligible to receive under the Plan each fiscal quarter. Awards will be based on a percentage of the amount by which net profits of the Company or a branch or subsidiary of the Company for a fiscal quarter exceed a qualifying level of net profits for the Company or such branch or subsidiary, respectively, for that fiscal quarter. The results for each fiscal quarter will be determined independently of the results for any other fiscal quarter; profits or losses in one fiscal quarter will not be used to calculate net profits in any subsequent fiscal quarter.

        The Committee shall set the standards for determining net profits, the qualifying levels and the percentages of excess profits that covered employees are eligible to receive with respect to a fiscal quarter, no later than the latest time permitted by the Code for that fiscal quarter. Qualifying levels will be based on the value of net operating assets of the Company, the branch or the subsidiary, multiplied by a rate of return on those assets. Individual percentages will be based on job function.

        No award in excess of $2,500,000 will be paid to any covered employee under this Plan with respect to any fiscal year. The Committee, in its sole discretion, may reduce or eliminate the award to any covered employee in any year. The reduction in the amount of an award to any covered employee shall not, however, affect the amount of the award to any other covered employee.

Payment of Awards

        Awards will be paid quarterly, within five weeks of the last day of the fiscal quarter. No bonus shall be paid unless and until the Committee certifies in writing that the performance goals of the Plan are satisfied.

        No covered employee is eligible to receive an award under the Plan until he or she works an entire fiscal quarter for the Company. Anyone who is terminated by the Company without cause, as

A-1

determined by the Committee in its sole discretion, dies, is on disability or voluntarily quits the Company before the last day of a fiscal quarter, will be paid on a pro-rata basis for the days actually worked in that fiscal quarter.

Scope of the Plan

        Nothing in this Plan shall be construed as precluding or prohibiting the Company from establishing or maintaining other bonus or compensation arrangements, which may be applicable to all employees and officers or applicable only to selected employees or officers; provided, however, that an individual who receives an award under this Plan with respect to a fiscal quarter shall not be permitted to participate in any other bonus arrangement or plan of the Company for that fiscal quarter that provides bonuses similarly calculated as a percentage of profits in excess of a qualifying level.

Amendment and Termination

        The Company reserves the right to amend or terminate this Plan at any time with respect to future services of covered employees. Plan amendments will require stockholder approval only to the extent required by applicable law.

General

        The establishment of the Plan shall not confer any legal right on any covered employee or other person to continued employment, nor shall it interfere with the right of the Company to discharge any covered employee and treat him or her without regard to the effect that such treatment might have on him or her as a participant in the Plan. The laws of the State of California will govern any legal dispute involving the Plan.

No Funding

        The Company shall not be required to fund or otherwise segregate any cash or any other assets that may at any time be paid to participants under the Plan. The Plan shall constitute an "unfunded" plan of the Company. Neither the Company nor the Committee shall, by any provision of the Plan, be deemed to be a trustee of any property, and any obligations of the Company to any participant under the Plan shall be those of a debtor and any rights of any participant or former participant shall be limited to those of a general unsecured creditor.

Non-Transferability of Benefits and Interests

        Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void. No benefit payable under the Plan shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any participant or former participant. This section shall not apply to an assignment of a contingency or payment due after the death of the covered employee to the deceased covered employee's legal representative or beneficiary.

A-2

EXHIBIT B

SIMPSON MANUFACTURING CO., INC.
1994 STOCK OPTION PLAN

Adopted February 23, 1994
and Amended through October 21, 2002

1.    PURPOSES.

        (a)  The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to purchase stock of the Company.

        (b)  The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company and its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

        (c)  The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either Incentive Stock Options or Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.    DEFINITIONS.

        (a)  "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in sections 424(e) and (f), respectively, of the Code.

        (b)  "Board" means the Board of Directors of the Company.

        (c)  "Code" means the Internal Revenue Code of 1986, as amended.

        (d)  "Committee" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

        (e)  "Common Stock" means the common stock of the Company.

        (f)    "Company" means Simpson Manufacturing Co., Inc., a Delaware corporation.

        (g)  "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services; provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

        (h)  "Continuous Status as an Employee, Director or Consultant" means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

        (i)    "Director" means a member of the Board.

        (j)    "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Consultant or a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

        (k)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (l)    "Fair Market Value" means the value of the Common Stock as determined in good faith by the Board and in a manner consistent with section 260.140.50 of Chapter 3 of Title 10 of the California Code of Regulations.

        (m)  "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of section 422 of the Code and the regulations promulgated thereunder.

        (n)  "Non-Employee Director" means a Director who satisfies the requirements established from time to time by the Securities and Exchange Commission for non-employee directors under Rule 16b-3.

        (o)  "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        (p)  "Officer" means a person who is an officer of the Company within the meaning of section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (q)  "Option" means a stock option granted pursuant to the Plan.

        (r)  "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (s)  "Optioned Stock" means the Common Stock of the Company subject to an Option.

        (t)    "Optionee" means an Employee, Director or Consultant who holds an outstanding Option.

        (u)  "Outside Director" means a member of the Board who satisfies the requirements established from time to time for outside directors under section 162(m) of the Code.

        (v)  "Plan" means this Simpson Manufacturing Co., Inc. 1994 Stock Option Plan.

        (w)  "Rule 16b-3" means Rule 16b-3 under the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

        (x)  "Securities Act" means the Securities Act of 1933, as amended.

3.    ADMINISTRATION.

        (a)  The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

        (b)  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (1)  To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; whether an Option will be an Incentive Stock Option or a Nonstatutory Stock Option; the terms and conditions of each Option granted (which need not be identical), including the time or times such Option may be exercised as a whole or in part; and the number of shares for which an Option shall be granted to each such person;

          (2)  To grant Options under the Plan;

          (3)  To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective; and

          (4)  To amend the Plan as provided in section 11.

        (c)  The Board may delegate administration of the Plan to a Committee of the Board that will satisfy the requirements of rule 16b-3. The Committee shall consist solely of two or more Directors, each of whom is a Non-Employee Director and an Outside Director, who shall be appointed by the Board. Subject to the foregoing, from time to time the Board may increase the size of the Committee and appoint additional qualified members, remove members (with or without cause) and appoint new members in substitution therefor, or fill vacancies, however caused. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant options to eligible persons who are not then subject to section 16 of the Exchange Act.

4.    SHARES SUBJECT TO THE PLAN.

        (a)  Subject to the provisions of section 10 relating to adjustments on changes in stock, the stock that may be sold pursuant to Options shall not exceed in the aggregate 8,000,000 shares of the Common Stock. If any Option shall for any reason expire or otherwise terminate, as a whole or in part, without having been exercised in full, the stock not purchased under such Option shall revert to and again become available for issuance under the Plan; provided, however, that the maximum number of shares of Common Stock with respect to which Options may be granted during a calendar year to any employee is 150,000 shares.

        (b)  The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.    ELIGIBILITY.

        (a)  Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted only to Employees, Directors or Consultants.

        (b)  No person shall be eligible for the grant of an Option if, at the time of grant, such person owns (or is deemed to own pursuant to section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least 110 percent of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

6.    OPTION PROVISIONS.

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise), except as the Board may otherwise determine in the specific case, the substance of each of the following provisions:

        (a)  Term of Options.    No Option shall be exercisable after the expiration of ten years from the date it is granted.

        (b)  Price.    The exercise price of each Incentive Stock Option shall be not less than 100 percent of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

        (c)  Consideration.    The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) in the absolute discretion of the Board or the Committee (which discretion may be exercised in a particular case without regard to any other case or cases), at the time of the grant or thereafter, (A) by the withholding of shares of Common Stock issuable on exercise of the Option or delivery to the Company of other Common Stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

        In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement, or if less, the maximum rate permitted by law.

        (d)  Transferability.    An Option shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed by the Optionee during his or her lifetime, whether by operation of law or otherwise, other than by will or the laws of descent and distribution applicable to such Optionee, or be made subject to execution, attachment or similar process; provided that the Board may in its discretion at the time of approval of the grant of an Option or thereafter permit an Option to be transferred by an Optionee to a trust or other entity established by the Optionee for estate planning purposes, and may permit further transferability, or impose conditions or limitations on any permitted transferability. An Option shall otherwise be exercisable during the lifetime of the person to whom the Option is granted only by such person.

        (e)  Vesting.    The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). An Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period or any prior period as to which the Option shall have become vested but shall not have been fully exercised. An Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions may vary among Options, but in each case will provide for vesting of at least twenty percent per year of the total number of shares subject to the Option.

        (f)    Conditions On Exercise of Options and Issuance of Shares.

          (1)  Shares shall not be issued on exercise of an Option unless the exercise of such Option and the delivery of such shares pursuant thereto shall comply with all applicable laws and regulations, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any stock exchange on which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (2)  The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising an Option, (1) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inapplicable if (i) the issuance of the shares on the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, with advice of its counsel, place such legends on stock certificates issued under the Plan as the Company deems necessary or appropriate to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

        (g)  Termination of Employment or Relationship as a Director or Consultant.    If an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than on the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee shall have been entitled to exercise it at the date of termination) but only within the period ending on the earlier of (i) the ninetieth day after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (or such longer or shorter period, which in no event shall be less than thirty days, specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

        (h)  Disability of Optionee.    If an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee shall have been entitled to exercise it at the date of termination), but only within the period ending on the earlier of (i) the first anniversary of such termination (or such longer or shorter period, which in no event shall be less than six months, specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

        (i)    Death of Optionee.    If of an Optionee dies during, or within a period specified in the Option after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent that the Optionee shall have been entitled to exercise the Option at the date of death) by the Optionee's estate or by a person who shall have acquired the right to exercise the Option by bequest or inheritance, but only within the period ending on the earlier of (i) the one hundred eightieth day after the first anniversary of the date of death (or such longer or shorter period, which in no event shall be less than six months, specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Optionee's estate or a person who shall have acquired the right to exercise the

Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

        (j)    Exemptions.    Notwithstanding subsections (g), (h) and (i) above, the Board shall have the authority to extend the expiration date of any outstanding Option in circumstances in which it deems such action to be appropriate (provided that no such extension shall extend the term of an Option beyond the date of expiration of the term of such Option as set forth in the Option Agreement).

        (k)  Early Exercise.    The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased shall be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the original purchase price of the stock, or to any other restriction the Board determines to be appropriate; provided that the right to repurchase at the original purchase price shall lapse at a minimum rate of twenty percent per year over five years from the date the Option is granted and such right shall be exercised within ninety days of termination of employment for cash or cancellation of purchase money indebtedness for the shares. Should the right of repurchase be assigned by the Company, the assignee shall pay the Company cash equal to the difference between the original purchase price and the stock's Fair Market Value if the original purchase price is less than the stock's Fair Market Value.

        (l)    Withholding.    To the extent approved by the Board in the specific case, at the time of approval of the grant of the Option or thereafter, the Optionee may satisfy any Federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (l) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Optionee as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company. The value of shares withheld or delivered shall equal the Fair Market Value of the shares on the day the Option is exercised.

7.    COVENANTS OF THE COMPANY.

        (a)  During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Options.

        (b)  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock on exercise of the Options; provided that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock on exercise of such Options unless and until such authority is obtained.

8.    USE OF PROCEEDS FROM STOCK.

        Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9.    MISCELLANEOUS.

        (a)  Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms. No adjustment will be made for dividends or other rights for which the record date is prior to the date of satisfaction of all such requirements.

        (b)  Throughout the term of any Option, the Company shall deliver to the holder of such Option, not later than 120 days after the close of each of the Company's fiscal years during the Option term, a balance sheet and an income statement. This section shall not apply when issuance is limited to key employees whose duties in connection with the Company assure them access to equivalent information.

        (c)  Nothing in the Plan or any instrument executed or Option granted or other action taken pursuant thereto shall confer on any Employee, Director, Consultant or Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant or Optionee with or without cause.

        (d)  To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds $100,000, the Options or portions thereof in excess of such limit (according to the order in which they are granted) shall be treated as Nonstatutory Stock Options.

10.  ADJUSTMENTS ON CHANGES IN STOCK.

        (a)  If any change is made in the stock subject to the Plan, or subject to any Option (through merger, consolidation, reclassification, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split or reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Options will be appropriately adjusted by the Board in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Options.

        (b)  In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation or (2) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise then to the extent permitted by applicable law: (i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or (ii) such Options shall continue in full force and effect. If any surviving corporation refuses to assume or continue such Options, or to substitute similar options for those outstanding under the Plan, then such Options shall be terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Company, any Options outstanding under the Plan shall terminate if not exercised prior to such event.

11.  AMENDMENT OF THE PLAN.

        (a)  The Board at any time or from time to time shall have the right to amend, modify, suspend or terminate the Plan for any reason; provided that the Company will seek stockholder approval for any change if and to the extent required by applicable law, regulation or rule.

        (b)  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to cause the Plan or Incentive Stock Options granted under it to comply therewith.

        (c)  Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, unless (i) the Company requests the consent of the person to whom the Option shall have been granted and (ii) such person consents in writing.

12.  TERMINATION OR SUSPENSION OF THE PLAN.

        (a)  The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on May 28, 2012. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)  Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option shall have been granted.

13.  EFFECTIVE DATE OF PLAN.

        The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan shall have been approved by the stockholders of the Company, which approval shall be within twelve months before or after the date the Plan is adopted by the Board, and, if required, an appropriate permit shall have been issued by the Commissioner of Corporations of the State of California.

14.  COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

        It is the Company's intent that the Plan comply in all respects with Rule 16b-3. If any provision of this Plan is found not to be in compliance with Rule 16b-3, that provision shall be deemed to have been amended or deleted as and to the extent necessary to comply with Rule 16b-3, and the remaining provisions of the Plan shall continue in full force and effect, without change. All transactions under the Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and the applicable regulations promulgated thereunder.

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
SIMPSON MANUFACTURING CO., INC.

The undersigned hereby appoints Barclay Simpson and Thomas J Fitzmyers, and each of them, attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote on behalf of the undersigned all shares of the common stock of Simpson Manufacturing Co., Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on March 31, 2003, at 4120 Dublin Blvd., Suite 400, Dublin, California, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such common stock, and the undersigned authorizes and instructs said proxies to vote as indicated on the reverse side hereof. The shares represented by this proxy will be voted as directed, or if directions are not indicated, will be voted for the election as directors of some or all of the persons listed on this proxy, in the manner described in the proxy statement. This proxy confers on the proxyholders the power of cumulative voting and the power to vote cumulatively for fewer than all of the nominees as described in such proxy statement.

SEE REVERSE SIDE	(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)	SEE REVERSE SIDE

Vote by Telephone		Vote by Internet

It's fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683)		It's fast, convenient, and your vote is immediately confirmed and posted.
Follow these four easy steps:		Follow these four easy steps:
1.	Read the accompanying Proxy Statement and Proxy Card.	1.	Read the accompanying Proxy Statement and Proxy Card.
2.	Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683)	2.	Go to the Website http://www.eproxyvote.com/ssd
3.	Enter your 14-digit Voter Control Number located on you Proxy Card above your name.	3.	Enter your 14-digit Voter Control Number located on you Proxy Card above your name.
4.	Follow the recorded instructions.	4.	Follow the instructions provided.

Your vote is important! Call 1-877-PRX-VOTE anytime!		Your vote is important! Go to http://www.eproxyvote.com/ssd anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

         DETACH HERE

☒    Please mark votes as in this example

The Board of Directors recommends a vote FOR both of the nominees in proposal 1, and a vote FOR for proposals 2, 3, and 4.

Unless otherwise specified, this proxy will be voted for all of the nominees listed below as directors and for proposals 2, 3 and 4, and will be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof. Such other matters are not related.

				FOR	AGAINST	ABSTAIN
1.	Election of Directors to serve for three-year terms Nominees: (01) Barclay Simpson, and (02) Sunne Wright McPeak	2.	Approval of the Executive Officers Cash Profit Sharing Plan	☐	☐	☐
	FOR WITHHOLD ALL ☐ ☐ FROM ALL NOMINEES NOMINEES	3.	Approval of amended 1994 Stock Option Plan to limit the number of shares granted to an individual to 150,000 per year	☐	☐	☐
	☐ INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)	4.	Ratification of selection of PricewaterhouseCoopers LLP as independent accountants	☐	☐	☐
		MARK HERE FOR ADRESS CHANGE AND NOTE AT LEFT ☐

IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
		(Please sign exactly as name appears, at left, indicating title or representative capacity, where applicable)
Signature:	Date:	Signature:	Date:

QuickLinks

SIMPSON MANUFACTURING CO., INC. 4120 Dublin Blvd., Suite 400 Dublin, California 94568 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
SIMPSON MANUFACTURING CO., INC. 4120 Dublin Blvd., Suite 400 Dublin, California 94568 February 28, 2003 PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF THE COMPANY'S EXECUTIVE OFFICER CASH PROFIT SHARING PLAN
PROPOSAL NO. 3 APPROVAL OF AMENDMENT OF THE SIMPSON MANUFACTURING CO., INC. 1994 STOCK OPTION PLAN
PROPOSAL NO. 4 RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND DECEMBER 31, 2002, OPTION/SAR VALUES
OTHER BUSINESS
DISCLAIMER REGARDING INCORPORATION BY REFERENCE OF THE REPORTS OF THE AUDIT AND COMPENSATION COMMITTEES AND THE STOCK PRICE PERFORMANCE GRAPH
STOCKHOLDER PROPOSALS
EXHIBIT A SIMPSON MANUFACTURING CO., INC. EXECUTIVE OFFICER CASH PROFIT SHARING PLAN
EXHIBIT B SIMPSON MANUFACTURING CO., INC. 1994 STOCK OPTION PLAN Adopted February 23, 1994 and Amended through October 21, 2002
PROXY THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SIMPSON MANUFACTURING CO., INC.